EXHIBIT 99.1

THE HOUSTON EXPLORATION COMPANY

Press Release
Houston Exploration Announces
Chief Financial Officer Resignation
Houston, Texas — December 12, 2005 — The Houston Exploration Company (NYSE: THX) announced today that John H. Karnes, senior vice president and chief financial officer has resigned. “We sincerely appreciate John’s contributions to the Company during his three year tenure, and wish him the very best in the future,” said William G. Hargett, chairman, president and chief executive officer. The company will conduct a search for Mr. Karnes’ successor.
The Houston Exploration Company is an independent natural gas and crude oil producer engaged in the development, exploitation, exploration and acquisition of natural gas and crude oil properties. The company’s operations are focused in South Texas, the Arkoma Basin, the Rocky Mountains and offshore in the shallow waters of the Gulf of Mexico. Additional production is located in East Texas. For more information, visit the company’s Web site at www.houstonexploration.com.
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Contact:	The Houston Exploration Company
Melissa Reynolds
713-830-6887
mreynolds@houstonexp.com